Exhibit 99.1
CVR Refining Reports 2015 Third Quarter Results
And Announces Cash Distribution of $1.01

SUGAR LAND, Texas (Oct. 29, 2015) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced third quarter 2015 net income of $138.9 million on net sales of $1,361.6 million, compared to net income of $21.8 million on net sales of $2,215.2 million for the 2014 third quarter. Adjusted EBITDA, a non-GAAP financial measure, for the 2015 third quarter was $229.6 million, compared to adjusted EBITDA of $129.9 million for the 2014 third quarter.

For the first nine months of 2015, net income was $413.4 million on net sales of $4,213.6 million, compared to net income of $467.2 million on net sales of $7,056.9 million for the comparable period a year earlier. Adjusted EBITDA for the first nine months of 2015 was $585.6 million, compared to adjusted EBITDA of $517.0 million for the first nine months of 2014.

“We are pleased to report solid results for the 2015 third quarter,” said Jack Lipinski, chief executive officer. “Our refineries posted a combined crude throughput of just over 200,000 barrels per day (bpd). Considering early quarter operational issues and the commencement of planned turnaround activities in Coffeyville, overall operations were excellent. Additionally, we continued to benefit from favorable product margins during the quarter.”

Consolidated Operations

Third quarter 2015 throughputs of crude oil and all other feedstocks and blendstocks for the Coffeyville and Wynnewood refineries totaled 210,917 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 183,814 bpd for the same period in 2014.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $18.65 in the 2015 third quarter, compared to $13.16 for the same period in 2014. Direct operating expenses, excluding major scheduled turnaround expenses, per crude oil throughput barrel, exclusive of depreciation and amortization, for the 2015 third quarter was $5.27, compared to $6.48 in the third quarter of 2014.

Distributions

CVR Refining also announced today a third quarter 2015 distribution of $1.01 per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on Nov. 16, 2015, to unitholders of record on Nov. 9, 2015.

CVR Refining’s third quarter cash distribution brings the cumulative cash distributions paid or declared for the first nine months of 2015 to $2.75 per common unit.

CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Third Quarter 2015 Earnings Conference Call

CVR Refining previously announced that it will host its third quarter 2015 Earnings Conference Call for analysts and investors on Thursday, Oct. 29, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/10988. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/10988. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13622038.

###

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 336 miles of active owned and leased pipelines, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately seven million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(913) 982-0482
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,361.6	$2,215.2	$4,213.6	$7,056.9
Cost of product sold	1,063.7	2,053.7	3,300.8	6,289.6
Direct operating expenses	112.6	110.6	289.9	303.0
Flood insurance recovery	—	—	(27.3)	—
Selling, general and administrative expenses	18.2	17.3	54.9	54.0
Depreciation and amortization	29.9	29.7	98.1	89.9
Operating income	137.2	3.9	497.2	320.4
Interest expense and other financing costs	(10.4)	(7.9)	(32.2)	(24.5)
Interest income	0.1	0.1	0.3	0.3
Gain (loss) on derivatives, net	11.8	25.7	(52.2)	171.1
Other income (expense), net	0.2	—	0.3	(0.1)
Income before income tax expense	138.9	21.8	413.4	467.2
Income tax expense	—	—	—	—
Net income	$138.9	$21.8	$413.4	$467.2

Net income per common unit - basic	$0.94	$0.15	$2.80	$3.17
Net income per common unit - diluted	$0.94	$0.15	$2.80	$3.17

Adjusted EBITDA*	$229.6	$129.9	$585.6	$517.0
Available cash for distribution*	$149.7	$80.0	$405.7	$366.8

Weighted average, number of common units outstanding (in thousands):
Basic	147,600	147,600	147,600	147,600
Diluted	147,600	147,600	147,600	147,600

*    See “Use of Non-GAAP Financial Measures” below.

	As of September 30, 2015	As of December 31, 2014
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$501.1	$370.2
Working capital	590.8	504.5
Total assets	2,506.2	2,417.8
Total debt, including current portion	580.4	581.4
Total partners’ capital	1,552.5	1,450.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$258.4	$130.3	$566.9	$587.7
Investing activities	(45.4)	(48.8)	(123.5)	(154.1)
Financing activities	(145.1)	(142.3)	(312.5)	(354.2)
Net cash flow	$67.9	$(60.8)	$130.9	$79.4

Capital expenditures for property, plant and equipment	$45.5	$48.9	$123.6	$154.2

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$16.17	$9.96	$16.38	$14.29
FIFO impact (favorable) unfavorable	2.48	3.20	0.60	0.11
Refining margin adjusted for FIFO impact*	18.65	13.16	16.98	14.40
Gross profit*	8.44	1.31	9.91	6.97
Gross profit excluding flood insurance recovery*	8.44	1.31	9.42	6.97
Direct operating expenses and major scheduled turnaround expenses	6.11	6.82	5.20	5.64
Direct operating expenses excluding major scheduled turnaround expenses	5.27	6.48	4.89	5.54
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.79	6.52	4.88	5.32
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.99	$6.20	$4.59	$5.23
Barrels sold (barrels per day)	211,440	184,262	217,696	208,461

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	185,228	87.8%	164,067	89.3%	184,481	85.5%	178,390	86.5%
Medium	2,037	1.0%	1,610	0.9%	3,220	1.5%	1,558	0.7%
Heavy sour	12,891	6.1%	10,690	5.8%	16,476	7.7%	16,732	8.1%
Total crude oil throughput	200,156	94.9%	176,367	96.0%	204,177	94.7%	196,680	95.3%
All other feedstocks and blendstocks	10,761	5.1%	7,447	4.0%	11,487	5.3%	9,655	4.7%
Total throughput	210,917	100.0%	183,814	100.0%	215,664	100.0%	206,335	100.0%
Production:
Gasoline	103,479	48.9%	88,633	48.1%	106,650	49.1%	100,630	48.5%
Distillate	88,479	41.8%	78,711	42.8%	91,262	42.0%	87,477	42.2%
Other (excluding internally produced fuel)	19,608	9.3%	16,791	9.1%	19,210	8.9%	19,361	9.3%
Total refining production (excluding internally produced fuel)	211,566	100.0%	184,135	100.0%	217,122	100.0%	207,468	100.0%
Product price (dollars per gallon):
Gasoline	$1.72		$2.69		$1.69		$2.74
Distillate	1.60		2.85		1.70		2.94

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$46.50	$97.25	$51.01	$99.62
Crude Oil Differentials:
WTI less WTS (light/medium sour)	(1.62)	8.78	(0.47)	7.19
WTI less WCS (heavy sour)	15.14	18.34	12.79	19.47
NYMEX Crack Spreads:
Gasoline	22.23	18.13	22.30	19.83
Heating Oil	20.05	21.56	22.87	23.41
NYMEX 2-1-1 Crack Spread	21.14	19.85	22.59	21.62
PADD II Group 3 Basis:
Gasoline	0.63	(3.82)	(2.99)	(5.24)
Ultra Low Sulfur Diesel	0.27	0.56	(2.61)	(0.36)
PADD II Group 3 Product Crack Spread:
Gasoline	22.87	14.32	19.31	14.58
Ultra Low Sulfur Diesel	20.31	22.11	20.26	23.05
PADD II Group 3 2-1-1	21.59	18.21	19.78	18.81

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$840.0	$1,383.5	$2,698.0	$4,541.3
Cost of product sold	669.9	1,311.4	2,135.6	4,068.6
Refining margin*	170.1	72.1	562.4	472.7
Direct operating expenses	54.0	62.2	155.6	169.2
Major scheduled turnaround expenses	15.6	5.5	17.2	5.5
Flood insurance recovery	—	—	(27.3)	—
Depreciation and amortization	15.7	17.6	54.7	54.4
Gross profit (loss)*	$84.8	$(13.2)	$362.2	$243.6

Refining margin adjusted for FIFO impact*	$201.3	$111.4	$582.9	$476.1

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$15.57	$8.11	$16.42	$14.76
FIFO impact (favorable) unfavorable	2.85	4.43	0.60	0.11
Refining margin adjusted for FIFO impact*	18.42	12.54	17.02	14.87
Gross profit (loss)*	7.76	(1.48)	10.58	7.61
Gross profit (loss) excluding flood insurance recovery*	7.76	(1.48)	9.78	7.61
Direct operating expenses and major scheduled turnaround expenses	6.37	7.62	5.05	5.46
Direct operating expenses excluding major scheduled turnaround expenses	4.95	7.00	4.54	5.29
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.95	7.01	4.61	4.96
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.62	$6.44	$4.15	$4.81
Barrels sold (barrels per day)	127,089	104,836	137,365	128,963

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	105,314	83.3%	85,835	83.8%	106,256	79.2%	100,063	79.9%
Medium	552	0.4%	—	—%	2,732	2.0%	493	0.4%
Heavy sour	12,891	10.2%	10,690	10.4%	16,476	12.3%	16,732	13.4%
Total crude oil throughput	118,757	93.9%	96,525	94.2%	125,464	93.5%	117,288	93.7%
All other feedstocks and blendstocks	7,753	6.1%	5,882	5.8%	8,691	6.5%	7,880	6.3%
Total throughput	126,510	100.0%	102,407	100.0%	134,155	100.0%	125,168	100.0%
Production:
Gasoline	60,849	47.3%	50,397	48.2%	65,000	47.4%	61,629	48.1%
Distillate	55,521	43.1%	45,935	43.9%	59,050	43.0%	55,011	43.0%
Other (excluding internally produced fuel)	12,407	9.6%	8,304	7.9%	13,115	9.6%	11,352	8.9%
Total refining production (excluding internally produced fuel)	128,777	100.0%	104,636	100.0%	137,165	100.0%	127,992	100.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$520.5	$830.7	$1,512.3	$2,512.3
Cost of product sold	393.1	742.3	1,164.5	2,221.0
Refining margin*	127.4	88.4	347.8	291.3
Direct operating expenses	42.9	43.0	117.0	128.4
Major scheduled turnaround expenses	—	—	—	—
Depreciation and amortization	12.5	10.2	37.6	30.3
Gross profit*	$72.0	$35.2	$193.2	$132.6

Refining margin adjusted for FIFO impact*	$141.8	$101.1	$361.0	$294.0

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$17.01	$12.03	$16.18	$13.44
FIFO impact (favorable) unfavorable	1.93	1.73	0.61	0.13
Refining margin adjusted for FIFO impact*	18.94	13.76	16.79	13.57
Gross profit*	9.61	4.79	8.99	6.12
Direct operating expenses and major scheduled turnaround expenses	5.73	5.86	5.44	5.92
Direct operating expenses excluding major scheduled turnaround expenses	5.73	5.86	5.44	5.92
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.53	5.89	5.33	5.92
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.53	$5.89	$5.33	$5.92
Barrels sold (barrels per day)	84,351	79,426	80,332	79,498

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	79,914	94.6%	78,232	96.1%	78,225	96.0%	78,327	96.5%
Medium	1,485	1.8%	1,610	2.0%	488	0.6%	1,065	1.3%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	81,399	96.4%	79,842	98.1%	78,713	96.6%	79,392	97.8%
All other feedstocks and blendstocks	3,008	3.6%	1,565	1.9%	2,796	3.4%	1,775	2.2%
Total throughput	84,407	100.0%	81,407	100.0%	81,509	100.0%	81,167	100.0%
Production:
Gasoline	42,630	51.5%	38,236	48.1%	41,650	52.1%	39,001	49.1%
Distillate	32,958	39.8%	32,776	41.2%	32,212	40.3%	32,466	40.8%
Other (excluding internally produced fuel)	7,201	8.7%	8,487	10.7%	6,095	7.6%	8,009	10.1%
Total refining production (excluding internally produced fuel)	82,789	100.0%	79,499	100.0%	79,957	100.0%	79,476	100.0%
________________________________

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses, flood insurance recovery and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses; (v) (gain) loss on derivatives, net; (vi) current period settlements on derivative contracts and (vii) flood insurance recovery. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Net income	$138.9	$21.8	$413.4	$467.2
Add:
Interest expense and other financing costs, net of interest income	10.3	7.8	31.9	24.2
Income tax expense	—	—	—	—
Depreciation and amortization	29.9	29.7	98.1	89.9
EBITDA	179.1	59.3	543.4	581.3
Add:
FIFO impact (favorable) unfavorable	45.6	52.0	33.7	6.2
Share-based compensation, non-cash	0.3	0.6	0.4	1.9
Major scheduled turnaround expenses	15.6	5.5	17.2	5.5
(Gain) loss on derivatives, net	(11.8)	(25.7)	52.2	(171.1)
Current period settlements on derivative contracts(1)	0.8	38.2	(34.0)	93.2
Flood insurance recovery(2)	—	—	(27.3)	—
Adjusted EBITDA	$229.6	$129.9	$585.6	$517.0
_________________________

(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

(2)
Represents an insurance recovery from Coffeyville Resources Refining and Marketing, LLC’s environmental insurance carriers as a result of the flood and crude oil discharge at the Coffeyville refinery on June/July 2007.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income or operating income as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

The Partnership announced a cash distribution of $1.01 per common unit for the third quarter of 2015. The distribution was based on the Partnership’s available cash, which equaled Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
	(in millions, except per unit data)
Reconciliation of Adjusted EBITDA to Available cash for distribution
Adjusted EBITDA	$229.6	$585.6
Adjustments:
Less:
Cash needs for debt service	(10.0)	(30.0)
Reserves for environmental and maintenance capital expenditures	(31.2)	(93.7)
Reserves for major scheduled turnaround expenses	(8.7)	(26.2)
Reserves for future operating needs	(30.0)	(30.0)
Available cash for distribution	$149.7	$405.7

Available cash for distribution, per unit	$1.01	$2.75
Common units outstanding (in thousands)	147,600	147,600

Derivatives Summary. The Partnership enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the crude oil the Partnership purchases and the refined products the refineries produce for sale. Through these swaps, the Partnership will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Partnership holds various NYMEX positions through a third-party clearing house.

The table below summarizes our open commodity swap positions as of September 30, 2015. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Partnership has locked in differentials at the fixed prices noted below. As of September 30, 2015, the open commodity swap positions for 2015 and 2016 were comprised of distillate crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
Fourth Quarter 2015	600,000	$28.48

First Quarter 2016	615,000	29.01
Second Quarter 2016	615,000	29.01
Third Quarter 2016	615,000	29.01
Fourth Quarter 2016	615,000	29.01

Total	3,060,000	$28.91
____________________

(1)	Weighted-average price of all positions for period indicated.

Q4 2015 Outlook. The table below summarizes our outlook for certain refining statistics for the fourth quarter of 2015. See “forward looking statements.”

	Q4 2015
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	155,000	165,000
Total refining production (bpd)	165,000	175,000